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                                      EXHIBIT A
                          (AS AMENDED THROUGH MARCH 1, 1998)
                                          TO
                                 CUSTODIAN AGREEMENT
                                       BETWEEN
                          FORTIS WORLDWIDE PORTFOLIOS, INC.
                                         AND
                            U.S. BANK NATIONAL ASSOCIATION


            NAME OF SERIES                       EFFECTIVE DATE
            --------------                       --------------
Fortis Global Growth Portfolio                   July 16, 1992


Fortis International Equity Portfolio            March 1, 1998